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                                                                    EXHIBIT 23.1

              Consent of Independent Certified Public Accountants

We have issued our report, dated February 11, 2002, accompanying the consolidated financial statements and included in the Annual Report of Rent-A-Center, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statements of Rent-A-Center, Inc. and Subsidiaries on Form S-4 (File No. 333-81160), Form S-3 (File No. 333-77985), and on Forms S-8 (File No. 333-62582), (File No. 33-98800), (File No. 333-53471), (File No. 333-66645),
(File No. 333-40958) and (File No. 333-32296).

      GRANT THORNTON LLP


      Dallas, Texas
      March 27, 2002